SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2013

Oshkosh Corporation

(Exact name of registrant as specified in its charter)

Wisconsin	1-31371	39-0520270
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 2566, Oshkosh, Wisconsin 54903

(Address of principal executive offices, including zip code)

(920) 235-9151

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)                                 On March 4, 2013, Michael W. Grebe, a member of the Board of Directors of Oshkosh Corporation (the “Company”), notified the Company of his intention to retire from serving as a member of the Board effective as of May 31, 2013.  Mr. Grebe, who is 72, cited the director retirement age of 72 set forth in the Company’s Corporate Governance Guidelines as a reason for his decision to retire from the Board.

Also on March 4, 2013, J. Peter Mosling, Jr., a member of the Board, notified the Company of his intention to retire from serving as a member of the Board effective as of May 31, 2013.  Mr. Mosling, who has been instrumental in the growth and success of the Company since joining the Company in 1969, noted the strength of the Company’s current leadership and his belief that the Company is headed in the right direction as factors contributing to his decision to retire from the Board.

After being advised of the intentions of Messrs. Grebe and Mosling to retire from the Board, the Board acted to approve a reduction in the size of the Board from thirteen directors to eleven directors with such reduction to be effective as of May 31, 2013.  As a result of the Board’s action, the retirements of Messrs. Grebe and Mosling will not result in any vacancy on the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSHKOSH CORPORATION

Date: March 6, 2013	By:	/s/ Bryan J. Blankfield
Bryan J. Blankfield
Executive Vice President, General Counsel
and Secretary